Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 23, 2011

BETWEEN

DENTSPLY INTERNATIONAL INC.

AS ISSUER

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE, dated as of August 23, 2011 (the “First Supplemental Indenture”), between DENTSPLY International Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee have entered into the Indenture dated as of August 23, 2011 (the “Base Indenture”), which provides for the issuance from time to time by the Company of unsecured debt securities, debentures, notes, bonds or other evidence of indebtedness (the “Securities”) in an unlimited aggregate principal amount in one or more series as might be determined by the Company under the Base Indenture; and

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of (i) a new series of its Securities to be known as the “Floating Rate Notes due 2013” (the “Floating Rate Notes”), (ii) a new series of its Securities to be known as the “2.750% Notes due 2016” (the “2016 Notes”), and (iii) a new series of its Securities to be known as the “4.125% Notes due 2021” (the “2021 Notes”, and together with the Floating Rate Notes and the 2016 Notes, the “Notes”), the form of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the “Indenture”).

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

INTERPRETATION

Section 1.01.                             To Be Read with Base Indenture.

This First Supplemental Indenture is supplemental to the Base Indenture, and this First Supplemental Indenture and the Base Indenture shall hereafter be read together with respect to the Notes.  If any term or provision contained in this First Supplemental Indenture shall conflict or be inconsistent with any term or provision of the Base Indenture, the terms and provisions of this First Supplemental Indenture shall govern; provided, however, that the terms and provisions of this First Supplemental Indenture modify or amend the terms of the Base Indenture only with respect to the Notes.

ARTICLE II

DEFINITIONS

Section 2.01.                             Definition of Terms.

Unless the context otherwise requires:

(a)                                  subject to Section 1.01 hereof, a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

(b)                                 a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c)                                  the singular includes the plural and vice versa;

(d)                                 headings are for convenience of reference only and do not affect interpretation; and

(e)                                  Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions:

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (1) the fair market value of the property (as determined in good faith by the Board of Directors of the Company); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, as determined in accordance with GAAP if known or if not known using a discount factor equal to the weighted average yield to maturity of the Notes of all series then outstanding and compounded semi-annually. The net amount of rent payments under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental payments or additional rental payments, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Capitalized Lease” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.

“Calculation Agent” means Wells Fargo Bank, National Association, or its successor appointed by the Company.

“Change of Control” means the occurrence of any of the following:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of more than 50% of the Company’s then outstanding voting stock, measured by voting power rather than number of shares;

(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s properties and assets and the properties and assets of its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its Subsidiaries);

(3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or

(4) the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of the ultimate parent holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting stock of such ultimate parent holding company, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having an actual or interpolated maturity comparable to the remaining term of the Notes of the applicable series called for redemption, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series called for redemption.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Calculation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Current Liabilities” means, with respect to any Person as of any date, the aggregate amount of current liabilities (excluding current maturities of long-term debt) as shown on the most recent consolidated balance sheet of such Person, prepared in accordance with GAAP.

“Consolidated Net Assets” means, with respect to any Person as of any date, Consolidated Total Assets after deduction of Consolidated Current Liabilities.

“Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the most recent consolidated balance sheet of such Person, prepared in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on August 23, 2011 or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Floating Rate Business Day” means any day (1) that is not a Saturday or Sunday and that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York and, for any Place of Payment outside of The City of New York, in such Place of Payment, and (2) that is also a “London business day,” which is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases, in each case if and to the extent that the applicable preceding item would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined, and any guarantees of such Person of the foregoing; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

“Interest Payment Date” shall mean a Floating Rate Note Interest Payment Date, 2016 Interest Payment Date or 2021 Interest Payment Date, as the case may be.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and equal to or higher than BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Principal Property” means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for manufacturing, processing, research, warehousing or distribution, located in the United States, including Puerto Rico, owned or leased by the Company or one of its Subsidiaries and having a net book value in excess of 2% of the Company’s Consolidated Total Assets, other than (i) any such building, structure or other facility which the Board of Directors of the Company determines in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety, or (ii) any portion of any such building, structure or other facility which the Board of Directors of the Company determines in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety, each as evidenced by a Board Resolution.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the applicable series of Notes is changed from an Investment Grade Rating to below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Reference Treasury Dealer” means Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., a primary U.S. government securities dealer selected by Wells Fargo Securities, LLC (or their respective affiliates which are primary U.S. government securities dealers) and two other primary U.S. government securities dealers selected by the Company, and each of their respective successors. If any of the foregoing shall cease to be a primary U.S. government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. government securities dealer.

“Reference Treasury Dealer Quotations” means, on any Redemption Date, the average, as determined by the Calculation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by a Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that Redemption Date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Notes of the applicable series called for redemption that would be due after the related Redemption Date but for that redemption. If that Redemption Date is not an Interest Payment Date with respect to the Notes of such series called for redemption, the amount of the next succeeding scheduled interest payment on such Notes will be reduced by the amount of interest accrued on the Notes of such series called for redemption to such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or a Subsidiary of the Company of any Principal Property that has been or is to be sold or transferred by the Company or any Subsidiary of the Company to such Person, as the case may be.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 2.02.                             Other Definitions.

Term	Defined in Section
“2016 Interest Payment Date”	3.05(c)
“2021 Interest Payment Date”	3.05(d)
“Acquisition Agreement”	4.02(a)
“Change of Control Offer”	4.03
“Change of Control Payment”	4.03
“Change of Control Payment Date”	4.03
“Floating Rate Note Interest Payment Date”	3.05(b)
“Initial Interest Period”	3.05(b)
“Interest Determination Date”	3.05(b)
“Interest Period”	3.05(a)
“Interest Reset Date”	3.05(b)
“Interest Reset Period”	3.05(b)
“Reuters Screen LIBOR01 Page”	3.05(b)
“Special Mandatory Redemption Date”	4.02(b)
“Special Mandatory Redemption Price”	4.02(a)

ARTICLE III

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 3.01.                             Designation and Principal Amount. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture.

(a) Floating Rate Notes

There is hereby authorized a series of Securities designated as “Floating Rate Notes due 2013” initially limited in aggregate principal amount to U.S. $250,000,000 (except for Floating Rate Notes authenticated and delivered in accordance with Section 3.03 of the Base Indenture upon registration of transfer of, or in exchange for, or in lieu of, other Floating Rate Notes pursuant to Sections 3.04, 3.06, 3.07, 4.06, or 14.05 of the Base Indenture); provided that the Company may, without the consent of Holders of the Notes of any series, create and issue additional Floating Rate Notes which will be part of the same series as the Floating Rate Notes and which will have the same terms (except for the issue date, issue price and, in appropriate cases, the first Floating Rate Note Interest Payment Date).

(b) 2016 Notes

There is hereby authorized a series of Securities designated as “2.750% Notes due 2016” initially limited in aggregate principal amount to U.S. $300,000,000 (except for 2016 Notes authenticated and delivered in accordance with Section 3.03 of the Base Indenture upon registration of transfer of, or in exchange for, or in lieu of, other 2016 Notes pursuant to Sections 3.04, 3.06, 3.07, 4.06, or 14.05 of the Base Indenture); provided that the Company may, without the consent of Holders of the Notes of any series, create and issue additional 2016 Notes which will be part of the same series as the 2016 Notes and which will have the same terms (except for the issue date, issue price and, in appropriate cases, the first 2016 Interest Payment Date).

(c) 2021 Notes

There is hereby authorized a series of Securities designated as “4.125% Notes due 2021” initially limited in aggregate principal amount to U.S. $450,000,000 (except for 2021 Notes authenticated and delivered in accordance with Section 3.03 of the Base Indenture upon registration of transfer of, or in exchange for, or in lieu of, other 2021 Notes pursuant to Sections 3.04, 3.06, 3.07, 4.06, or 14.05 of the Base Indenture); provided that the Company may, without the consent of Holders of the Notes of any series, create and issue additional 2021 Notes which will be part of the same series as the 2021 Notes and which will have the same terms (except for the issue date, issue price and, in appropriate cases, the first 2021 Interest Payment Date).

Section 3.02.                             Maturity.

(a)                                  The Maturity Date of the Floating Rate Notes is August 15, 2013.

(b)                                 The Maturity Date of the 2016 Notes is August 15, 2016.

(c)                                  The Maturity Date of the 2021 Notes is August 15, 2021.

Section 3.03.                             Payment and Appointment. Principal of, premium if any, and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

The Registrar and Paying Agent for the Notes shall initially be the Trustee.

The Notes shall be issuable in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof.

Section 3.04.                             [RESERVED]

Section 3.05.                             Interest. (a) Interest payable on any Interest Payment Date or at Maturity with respect to a series of Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of August 23, 2011, if no interest has been paid or duly provided for with respect to the series of Notes) to, but excluding, such Interest Payment Date or Maturity Date, as the case may be (each, an “Interest Period”).

(b)                                 Interest on the Floating Rate Notes will be payable quarterly on February 15, May 15, August 15 and November 15 of each year (each a “Floating Rate Note Interest Payment Date”), commencing November 15, 2011, to the Persons in whose name such Floating Rate Notes are registered at the close of business on February 1, May 1, August 1 or November 1, as applicable, immediately before the applicable Floating Rate Note Interest Payment Date, except as provided in Section 3.05(f) hereof. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days elapsed over a 360-day year. If any Floating Rate Note Interest Payment Date (other than the Maturity Date of the Floating Rate Notes) is not a Floating Rate Business Day, the Company will pay interest on the next day that is a Floating Rate Business Day as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the immediately succeeding Floating Rate Business Day, except that if such Floating Rate Business Day is in the immediately succeeding calendar month, such Floating Rate Note Interest Payment Date (other than the Maturity Date of the Floating Rate Notes) shall be the immediately preceding Floating Rate Business Day. If the Maturity Date of the Floating Rate Notes is not a Floating Rate Business Day, the Company will pay interest, if any, and principal and premium, if any, on the next day that is a Floating Rate Business Day as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the immediately succeeding Floating Rate Business Day.

(i)                                     The interest rate on the Floating Rate Notes shall be reset quarterly on February 15, May 15, August 15 and November 15 of each year, as applicable, commencing November 15, 2011 (each, an “Interest Reset Date”). The Floating Rate Notes will bear interest at a per annum rate equal to three-month LIBOR (as defined below) for the applicable Interest Reset Period or Initial Interest Period (each as defined below) plus 1.50%. The interest rate for the Initial Interest Period will be three-month LIBOR, determined as of two London business days prior to the original issue date, plus 1.50%. The “Initial Interest Period” will be the period from and including the original issue date to but excluding the initial Interest Reset Date. Thereafter, each “Interest Reset Period” will be the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Reset Period for the Floating Rate Notes will be the period from and including the Interest Reset Date immediately preceding the Maturity Date of such Floating Rate Notes to but excluding the Maturity Date for the Floating Rate Notes.

If any Interest Reset Date would otherwise be a day that is not a Floating Rate Business Day, the Interest Reset Date will be postponed to the immediately succeeding day that is a Floating Rate Business Day, except that if that Floating Rate Business Day is in the immediately succeeding calendar month, the Interest Reset Date shall be the immediately preceding Floating Rate Business Day.

The interest rate in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date or the original issue date, as the case may be.

(ii)                                  The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date, or the original issue date in the case of the Initial Interest Period, will be the rate determined as of the applicable Interest Determination Date. The “Interest Determination Date” will be the second Floating Rate Business Day immediately preceding the original issue date, in the case of the Initial Interest Period, or thereafter the second Floating Rate Business Day immediately preceding the applicable Interest Reset Date.

(iii)                               Three-month LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(A) LIBOR is the rate for deposits in U.S. dollars for the three-month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Screen LIBOR01 Page, LIBOR for such Interest Determination Date will be determined in accordance with the provisions of Section 3.05(b)(iii)(B) hereof; and

(B) With respect to an Interest Determination Date on which no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, LIBOR for such Interest Determination Date will be LIBOR determined with respect to the immediately preceding Interest Determination Date.

All percentages resulting from any calculation of any interest rate for the Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the Calculation Agent shall notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the interest rate for the new Interest Reset Period. Upon request of a Holder of the Floating Rate Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period. All calculations made by the Calculation Agent for the purposes of calculating interest on the Floating Rate Notes shall be conclusive and binding on the Holders and the Company, absent manifest errors.

(c)                                  The 2016 Notes will bear interest at the rate of 2.750% per year from the original issue date thereof through and including the Maturity Date of the 2016 Notes. Interest on the 2016 Notes shall be payable semi-annually in arrears on February 15 and August 15 of each year (each, a “2016 Interest Payment Date”), commencing February 15, 2012, to the Persons in whose names the relevant 2016 Notes are registered at the close of business on February 1 and August 1, as the case may be, immediately preceding the applicable 2016 Interest Payment Date, except as provided in Section 3.05(f) hereof.

(d)                                 The 2021 Notes will bear interest at the rate of 4.125% per year from the original issue date thereof through and including the Maturity Date of the 2021 Notes. Interest on the 2021 Notes shall be payable semi-annually in arrears on February 15 and August 15 of each year (each, a “2021 Interest Payment Date”), commencing February 15, 2012, to the Persons in whose names the relevant 2021 Notes are registered at the close of business on February 1 and August 1, as the case may be, immediately preceding the applicable 2021 Interest Payment Date, except as provided in Section 3.05(f) hereof.

(e)                                  Interest on the 2016 Notes and the 2021 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Interest Payment Date for the 2016 Notes or the 2021 Notes, as applicable, falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date).

(f)                                    In the event that the Maturity Date for the 2016 Notes or the 2021 Notes, as applicable, falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after such Maturity Date). Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Section 3.06.                             No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE IV

REDEMPTION OF THE NOTES

Section 4.01.                             Optional Redemption by Company.

(a)                                  The 2016 Notes shall be redeemable, as a whole or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2016 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 0.30%, plus accrued and unpaid interest on the 2016 Notes to be redeemed to, but not including, the Redemption Date.

(b)                                 Prior to May 15, 2021, the 2021 Notes shall be redeemable, as a whole or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2021 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 0.35%, plus accrued and unpaid interest on the 2021 Notes to be redeemed to, but not including, the Redemption Date.

(c)                                  At any time on or after May 15, 2021, the 2021 Notes will be redeemable, in whole or in part at any time and from time to time, at the Company’s option at a Redemption Price equal to 100% of the principal amount of the 2021 Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(d)                                 Any redemption and redemption notice pursuant to this Section 4.01 may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, a Change of Control.

Section 4.02.                             Special Mandatory Redemption.

(a)                                  If the Company has failed to consummate the acquisition of Astra Tech AB on or prior to March 21, 2012, or the related agreement, dated as of June 21, 2011, between Astra Tech International AB and the Company (the “Acquisition Agreement”) is terminated at any time prior thereto, the Company shall redeem all of the Notes on the Special Mandatory Redemption Date (as defined below) at a redemption price equal to (i) 101% of the aggregate principal amount of the Floating Rate Notes, (ii) 101% of the aggregate principal amount of the 2016 Notes and (iii) 101% of the aggregate principal amount of the 2021 Notes, plus, in each case, accrued and unpaid interest from the date of initial issuance to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) (the “Special Mandatory Redemption Price”).

(b)                                 The “Special Mandatory Redemption Date” means the earlier to occur of (1) April 11, 2012, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Acquisition Agreement for any reason.

(c)                                  The Company shall cause notice of the special mandatory redemption to be mailed, with a copy to the Trustee, within ten Business Days after the occurrence of the event triggering redemption to each Holder at its registered address. If funds sufficient to pay the Special Mandatory Redemption Price of the Notes on the Special Mandatory Redemption Date

are deposited with the Trustee on or before such Special Mandatory Redemption Date, the Notes will cease to bear interest on and after the Special Mandatory Redemption Date.

Section 4.03.                             Change of Control. (a) If a Change of Control Triggering Event occurs with respect to a particular series of Notes, unless the Company has exercised its option to redeem the Notes of such series pursuant to Section 4.01 hereof, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of such series to repurchase all or any part (equal to U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof) of that Holder’s Notes of such series on the terms set forth herein. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

(b)                                 Within 30 days following any Change of Control Triggering Event with respect to a particular series of Notes or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail or cause to be mailed to Holders of the Notes of the applicable series a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

(c)                                  On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) Accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(ii) Deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not validly withdrawn; and

(iii) Deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(d)                                 The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. The Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(e)                                  The Paying Agent will promptly pay to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered, if applicable; provided that each new Note will be in a principal amount of U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof.

ARTICLE V

FORMS OF NOTES

Section 5.01.                             Forms of Notes.

(a)                                  The Floating Rate Notes shall be substantially in the form attached as Exhibit A hereto. The terms of the Floating Rate Notes are herein incorporated by reference and are part of this First Supplemental Indenture.

(b)                                 The 2016 Notes shall be substantially in the form attached as Exhibit B hereto. The terms of the 2016 Notes are herein incorporated by reference and are part of this First Supplemental Indenture.

(c)                                  The 2021 Notes shall be substantially in the form attached as Exhibit C hereto. The terms of the 2021 Notes are herein incorporated by reference and are part of this First Supplemental Indenture.

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.01.                             Limitations on Liens.

So long as any of the Notes remain outstanding, other than as permitted by Section 6.03 hereof, the Company will not, and will not permit any Subsidiary to, create, incur, assume, issue or guarantee any Indebtedness secured by any Lien on any Principal Property or shares of stock or Indebtedness of any Subsidiary, unless the Notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien for so long as such other Indebtedness remains secured by such Lien. The restrictions do not apply to Indebtedness that is secured by:

(a)                                  Liens existing on the date of the issuance of the Notes;

(b)                                 Liens in favor of the Company or any Subsidiary;

(c)                                  Liens on property or shares of stock or Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction), except to the extent that such Lien extends to any other property, shares of stock or Indebtedness or the Indebtedness so secured is increased in connection with such transaction;

(d)                                 Liens on property existing immediately prior to the acquisition thereof (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction), except to the extent that such Lien extends to any other property or the Indebtedness so secured is increased in connection with such transaction;

(e)                                  Liens to secure Indebtedness incurred for the purpose of financing all or any part of a property’s purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (1) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such property’s purchase price or cost, (2) such Lien does not extend to or cover any other property other than the property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made, and (3) such Lien is incurred prior to or within 270 days after the acquisition of such property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such property thereafter;

(f)                                    Liens in favor of the United States or any political subdivision or instrumentality thereof, or in favor of any other country or any political subdivision or instrumentality thereof, to secure certain payments pursuant to any contract or statute;

(g)                                 Liens for taxes or assessments or other governmental charges or levies not yet due or delinquent or that are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP;

(h)                                 Title exceptions, easements and other similar Liens that are not consensual and that do not materially impair the use of the property subject thereto;

(i)                                     Liens to secure obligations under workmen’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation, including Liens with respect to judgments which are not currently dischargeable;

(j)                                     Liens arising out of legal proceedings, including Liens arising out of judgments or awards;

(k)                                  Liens in favor of contractors, subcontractors, architects, warehousemen and materialmen on property securing payment for services rendered in respect of such property and arising in the ordinary course of business;

(l)                                     Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business; or

(m)                               Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a) through (l) or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, except to the extent that such Lien extends to any other property or the Indebtedness so secured exceeds the fair market value (as determined by the Board of Directors of the Company) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be.

Section 6.02.                             Limitations on Sale and Leaseback Transactions.

So long as any of the Notes remain outstanding, other than as permitted by Section 6.03 hereof, the Company will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a)                                  The Sale and Leaseback Transaction is solely with the Company and a Subsidiary or between Subsidiaries; or

(b)                                 The lease is for a period not in excess of five years, including renewal rights; or

(c)                                  The Company or the Subsidiary could incur debt secured by a mortgage on the property under the restrictions described in Section 6.03 hereof, in an amount equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(d)                                 The Company or the Subsidiary, prior to or within 270 days after the sale of such Principal Property in connection with the Sale and Leaseback Transaction is completed, applies an amount equal to the net cash proceeds of the sale of the Principal Property leased to (i) the retirement of the Notes or any debt of the Company ranking equally with the Notes, (ii) the retirement of any debt of any Subsidiary of the Company or (iii) the acquisition of or construction of property used or to be used in the ordinary course of the Company’s business or the business of any of the Company’s Subsidiaries.

Section 6.03.                             Exempted Liens and Sale and Leaseback Transactions. Notwithstanding the provisions of Section 6.01 and 6.02 hereof, the Company or any Subsidiary of the Company may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described in Sections 6.01 and 6.02 hereof, if the sum of the following does not exceed 10% of Consolidated Net Assets:

(a)                                  The principal amount of the outstanding Indebtedness secured by such Liens (not including any Liens permitted under Section 6.01 hereof, which amount does not include any Liens permitted under the provisions of this Section 6.03); plus

(b)                                 All Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under Section 6.02 hereof, which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this Section 6.03), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by the Company or a Subsidiary of the Company.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.                             Events of Default. With respect to the Notes, Section 7.01(e) of the Base Indenture shall be replaced in its entirety to read as follows:

(a)                                  An event of default shall happen and be continuing under any indenture or other instrument evidencing, or under which the Company then has outstanding, any Indebtedness in excess of U.S. $100,000,000, and such event of default shall involve the failure to pay the principal of such Indebtedness on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable; provided that, if such event of default under such indenture or instrument shall be remedied or cured by the Company or waived by the requisite holders of such Indebtedness, or such acceleration shall be rescinded or annulled or otherwise cured, or such Indebtedness shall be discharged, in each case within 15 Business Days after notice thereof shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series under the Indenture affected thereby, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any Holder of Securities under the Indenture.

ARTICLE VIII

DEFEASANCE

Section 8.01.                             Defeasance. The terms and provisions of Article XII of the Base Indenture shall apply to the Notes.

ARTICLE IX

MISCELLANEOUS

Section 9.01.                             Ratification of Indenture. The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 9.02.                             Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 9.03.                             New York Law To Govern. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT

OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIRST SUPPLEMENTAL INDENTURE.

Section 9.04.                             Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 9.05.                             Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

DENTSPLY International Inc.,
as Issuer

By:	/s/ Deborah Rasin
Name: Deborah Rasin
Title: Vice President, Secretary and General Counsel

Wells Fargo Bank, National Association,
as Trustee

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

EXHIBIT A

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

DENTSPLY INTERNATIONAL INC.

Floating Rate Note due 2013

CUSIP: 249030 AA5

No.	U.S. $ [ ]

DENTSPLY International Inc., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to            , or registered assigns, [the principal sum of $[    ]](1) on August 15, 2013, and to pay interest thereon from August 23, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2011 (each, an “Interest Payment Date”), to the Persons in whose name this Note is registered at the close of business on the

(1)  USE FOLLOWING LANGUAGE INSTEAD for GLOBAL NOTES: [the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto]

Record Date for such Interest Payment Date, as applicable, immediately before the applicable Interest Payment Date. Interest on the Notes of this series will be computed on the basis of the actual number of days elapsed over a 360-day year.

If any Interest Payment Date (other than the Maturity Date of the Notes of this series) is not a Floating Rate Business Day, the Company will pay interest on the next day that is a Floating Rate Business Day as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the immediately succeeding Floating Rate Business Day, except that if such Floating Rate Business Day is in the immediately succeeding calendar month, such Interest Payment Date (other than the Maturity Date of the Notes of this series) shall be the immediately preceding Floating Rate Business Day. If the Maturity Date of the Notes of this series is not a Floating Rate Business Day, the Company will pay interest, if any, and principal and premium, if any, on the next day that is a Floating Rate Business Day as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the immediately succeeding Floating Rate Business Day.

The interest rate on the Notes of this series shall be reset quarterly on February 15, May 15, August 15 and November 15 of each year, as applicable, commencing November 15, 2011 (each, an “Interest Reset Date”). The Notes of this series will bear interest at a per annum rate equal to three-month LIBOR (as defined below) for the applicable Interest Reset Period or Initial Interest Period (each as defined below) plus 1.50%. The interest rate for the Initial Interest Period will be three-month LIBOR, determined as of two London business days prior to the original issue date, plus 1.50%. The “Initial Interest Period” will be the period from and including the original issue date to but excluding the initial Interest Reset Date. Thereafter, each “Interest Reset Period” will be the period from and including an Interest Reset Date to but excluding the immediately succeeding Interest Reset Date; provided that the final Interest Reset Period for the Notes of this series will be the period from and including the Interest Reset Date immediately preceding the Maturity Date of such Notes to but excluding the Maturity Date for such Notes.

If any Interest Reset Date would otherwise be a day that is not a Floating Rate Business Day, the Interest Reset Date will be postponed to the immediately succeeding day that is a Floating Rate Business Day, except that if that Floating Rate Business Day is in the immediately succeeding calendar month, the Interest Reset Date shall be the immediately preceding Floating Rate Business Day.

The interest rate in effect on each day will be (i) if that day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if that day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date or the original issue date, as the case may be.

The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date, or the original issue date in the case of the Initial Interest Period, will be the rate determined as of the applicable Interest Determination Date. The “Interest Determination Date” will be the second Floating Rate Business Day immediately preceding the original issue date, in the case of the Initial Interest Period, or thereafter the second Floating Rate Business Day immediately preceding the applicable Interest Reset Date.

Three-month LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(A) LIBOR is the rate for deposits in U.S. dollars for the three-month period which appears on Reuters Screen LIBOR01 Page (as defined below) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date. “Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters Screen (or such other page as may replace the LIBOR01 page on that service, any successor service or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Reuters Screen LIBOR01 Page, LIBOR for such Interest Determination Date will be determined in accordance with the provisions of clause (B) below; and

(B) With respect to an Interest Determination Date on which no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on such Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such Interest Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations as calculated by the Calculation Agent. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting such rates as mentioned in this sentence, LIBOR for such Interest Determination Date will be LIBOR determined with respect to the immediately preceding Interest Determination Date.

All percentages resulting from any calculation of any interest rate for the Notes of this series will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the Calculation Agent shall notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the interest rate for the new Interest Reset Period. Upon request of a Holder, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period. All calculations made by the Calculation Agent for the purposes of calculating interest on the Notes of this series shall be conclusive and binding on the Holders and the Company, absent manifest errors.

Principal of, premium if any, and interest on this Note will be payable, the transfer of such Note will be registrable, and such Note will be exchangeable for Notes of this series of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

DENTSPLY International Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of August 23, 2011, between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of August 23, 2011, between the Company and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $250,000,000.

Special Mandatory Redemption. If the Company has failed to consummate the acquisition of Astra Tech AB on or prior to March 21, 2012, or the related agreement, dated as of June 21, 2011, between Astra Tech International AB and the Company (the “Acquisition Agreement”) is terminated at any time prior thereto, then the Company must redeem all of the Notes of this series at a redemption price equal to 101% of the aggregate principal amount of the Notes of this series, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) (the “Special Mandatory Redemption Price”).

The “Special Mandatory Redemption Date” means the earlier to occur of (1) April 11, 2012, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Acquisition Agreement for any reason.

The Company shall cause notice of the special mandatory redemption to be mailed, with a copy to the Trustee, within ten Business Days after the occurrence of the event triggering redemption to each Holder at its registered address. If funds sufficient to pay the Special Mandatory Redemption Price of the Notes of this series on the Special Mandatory Redemption Date are deposited with the Trustee on or before such Special Mandatory Redemption Date, the Notes of this series will cease to bear interest, on and after the Special Mandatory Redemption Date.

Optional Redemption. The Company may not redeem the Notes of this series at its option prior to the Maturity Date.

Change of Control. If a Change of Control Triggering Event occurs with respect to Notes of this series, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of this series to repurchase all or any part (equal to U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof) of that Holder’s Notes. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes of this series or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail or cause to be mailed to Holders of the Notes of this series a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of this series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of this series, the Company must comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes of this series by virtue of any such conflict.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) Accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(ii) Deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not validly withdrawn; and

(iii) Deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. The Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Paying Agent will promptly pay to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof.

Sinking Fund. The Notes of this series are not entitled to the benefit of any sinking fund.

Defeasance and Discharge. The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Note upon compliance with certain conditions set forth in the Indenture.

Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Denominations, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 or an integral multiple of U.S. $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[            ]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT B

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

DENTSPLY INTERNATIONAL INC.

2.750% Note due 2016

CUSIP: 249030 AB3

No.	U.S. $[ ]

DENTSPLY International Inc., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to            , or registered assigns, [the principal sum of $[              ]](2) on August 15, 2016, and to pay interest thereon from August 23, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2012 (each an “Interest Payment Date”), at the rate of

(2)  USE FOLLOWING LANGUAGE INSTEAD for GLOBAL NOTES: [the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto]

2.750% per annum, to the Persons in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date, as applicable, immediately before the applicable Interest Payment Date. Interest on the Notes of this series will be computed on the basis of a 360-day year of twelve 30-day months.

Principal of, premium if any, and interest on this Note will be payable, the transfer of such Note will be registrable, and such Note will be exchangeable for Notes of this series of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

DENTSPLY International Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of August 23, 2011, between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of August 23, 2011, between the Company and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000.

Special Mandatory Redemption. If the Company has failed to consummate the acquisition of Astra Tech AB on or prior to March 21, 2012, or the related agreement, dated as of June 21, 2011, between Astra Tech International AB and the Company (the “Acquisition Agreement”) is terminated at any time prior thereto, then the Company must redeem all of the Notes of this series at a redemption price equal to 101% of the aggregate principal amount of the Notes of this series, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) (the “Special Mandatory Redemption Price”).

The “Special Mandatory Redemption Date” means the earlier to occur of (1) April 11, 2012, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Acquisition Agreement for any reason.

The Company shall cause notice of the special mandatory redemption to be mailed, with a copy to the Trustee, within ten Business Days after the occurrence of the event triggering redemption to each Holder at its registered address. If funds sufficient to pay the Special Mandatory Redemption Price of the Notes of this series on the Special Mandatory Redemption Date are deposited with the Trustee on or before such Special Mandatory Redemption Date, the Notes of this series will cease to bear interest, on and after the Special Mandatory Redemption Date.

Optional Redemption. The Notes of this series shall be redeemable, as a whole or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 0.30%, plus accrued and unpaid interest on the Notes of this series to be redeemed to, but not including, the Redemption Date.

Change of Control. If a Change of Control Triggering Event occurs with respect to Notes of this series, unless the Company has exercised its option to redeem the Notes of this series pursuant to Section 4.01 of the Indenture, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of this series to repurchase all or any part (equal to U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof) of that

Holder’s Notes. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes of this series or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail or cause to be mailed to Holders of the Notes of this series a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of this series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of this series, the Company must comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes of this series by virtue of any such conflict.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) Accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(ii) Deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not validly withdrawn; and

(iii) Deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. The Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Paying Agent will promptly pay to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof.

Sinking Fund. The Notes of this series are not entitled to the benefit of any sinking fund.

Defeasance and Discharge. The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Note upon compliance with certain conditions set forth in the Indenture.

Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Denominations, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 or an integral multiple of U.S. $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[            ]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee

EXHIBIT C

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

DENTSPLY INTERNATIONAL INC.

4.125% Note due 2021

CUSIP: 249030 AC1

No.	U.S. $[ ]

DENTSPLY International Inc., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to            , or registered assigns, [the principal sum of $[             ]](3) on August 15, 2021, and to pay interest thereon from August 23, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2012 (each an “Interest Payment Date”), at the rate of 4.125% per annum, to the Persons in whose name this Note is registered at the close of business

(3)  USE FOLLOWING LANGUAGE INSTEAD for GLOBAL NOTES: [the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto]

on the Record Date for such Interest Payment Date, as applicable, immediately before the applicable Interest Payment Date. Interest on the Notes of this series will be computed on the basis of a 360-day year of twelve 30-day months.

Principal of, premium if any, and interest on this Note will be payable, the transfer of such Note will be registrable, and such Note will be exchangeable for Notes of this series of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

DENTSPLY International Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

Indenture. This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of August 23, 2011, between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of August 23, 2011, between the Company and the Trustee (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $450,000,000.

Special Mandatory Redemption. If the Company has failed to consummate the acquisition of Astra Tech AB on or prior to March 21, 2012, or the related agreement, dated as of June 21, 2011, between Astra Tech International AB and the Company (the “Acquisition Agreement”) is terminated at any time prior thereto, then the Company must redeem all of the Notes of this series at a redemption price equal to 101% of the aggregate principal amount of the Notes of this series, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) (the “Special Mandatory Redemption Price”).

The “Special Mandatory Redemption Date” means the earlier to occur of (1) April 11, 2012, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Acquisition Agreement for any reason.

The Company shall cause notice of the special mandatory redemption to be mailed, with a copy to the Trustee, within ten Business Days after the occurrence of the event triggering redemption to each Holder at its registered address. If funds sufficient to pay the Special Mandatory Redemption Price of the Notes of this series on the Special Mandatory Redemption Date are deposited with the Trustee on or before such Special Mandatory Redemption Date, the Notes of this series will cease to bear interest, on and after the Special Mandatory Redemption Date.

Optional Redemption.  Prior to May 15, 2021, the Notes of this series shall be redeemable, as a whole or in part from time to time, at the Company’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 0.35%, plus accrued and unpaid interest on the Notes of this series to be redeemed to, but not including, the Redemption Date.

At any time on or after May 15, 2021, the Notes will be redeemable, in whole or in part at any time and from time to time, at the Company’s option at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Change of Control. If a Change of Control Triggering Event occurs with respect to Notes of this series, unless the Company has exercised its option to redeem the Notes of this series pursuant to Section 4.01 of the Indenture, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of this series to repurchase all or any part (equal to U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof) of that Holder’s Notes. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes of this series or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail or cause to be mailed to Holders of the Notes of this series a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of this series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes of this series, the Company must comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes of this series by virtue of any such conflict.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) Accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(ii) Deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not validly withdrawn; and

(iii) Deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. The Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Paying Agent will promptly pay to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof.

Sinking Fund. The Notes of this series are not entitled to the benefit of any sinking fund.

Defeasance and Discharge. The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Note upon compliance with certain conditions set forth in the Indenture.

Events of Default. If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Denominations, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of U.S. $2,000 or an integral multiple of U.S. $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[                      ]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee